EXHIBIT 23.2

Tabor & Company, P.C.

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of Steroidogenesis Inhibitors International, Inc., of our report dated March 6, 2000 relating to the consolidated financial statements of the Company, as of December 31, 1999 and 1998 and for the years ended December 31, 1999 and 1998 appearing in such Prospectus. We also consent to the references to us under the heading "Expert" in the Prospectus.

/s/ Tabor & Company, P.C.
Tabor & Company, P.C.

Atlanta, Georgia
January 16, 2001